Exhibit 99.1

For more information, contact:

The Blueshirt Group, Investor Relations

Chris Danne, Rakesh Mehta

(415)	217-7722

chris@blueshirtgroup.com

rakesh@blueshirtgroup.com

Novatel Wireless Announces Appointment of Brad Weinert to

New Position of Chief Operating Officer

San Diego, CA – April 5, 2006 – Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today announced the appointment of Brad Weinert to the position of Chief Operating Officer.

Prior to his promotion as COO, Brad Weinert was Vice President of Business Development at Novatel Wireless—responsible for developing new business relationships, particularly in the embedded market for mobile computing with high volume laptop manufacturers. Mr. Weinert brings to his new position over 24 years of cross functional experience in operations, business development, and engineering, and previously held responsibilities for the company’s product management and business and strategic development. Prior to joining Novatel Wireless, he served as COO of Okbridge and as Vice President of Product Management at iVasion/RouterWare, Inc., where he oversaw the design, development and delivery of all commercial and OEM networking products. Mr. Weinert has also held senior management positions with NetManage, Inc., Age Logic, Inc., and Pathway Systems, where his responsibilities included engineering, sales and marketing of software and hardware products for local and wide area networking.

“Novatel Wireless is in the midst of a remarkable transformation with each element of its diversification strategy,” said Peter Leparulo, CEO of Novatel Wireless. “Over the last year, Brad has played an integral leadership role in strengthening key business partnerships with technology leaders, particularly with respect to our OEM initiatives. Brad’s deep knowledge of the industry, keen understanding of our customers, and extensive operational experience make him a ideal choice for this newly-created position as our company scales to execute and capitalize on the opportunities in front of us. We look forward to Brad’s being a great asset to our senior management team in his new role.”

Novatel Wireless also announced that Mark Rossi, one of the earlier private equity investors in the company, has resigned from the Company’s Board of Directors. Mr. Rossi has served as Chairman of the Board since 2003. “I want to thank Mark Rossi for his many contributions to Novatel Wireless’ success over the past years. Mark has contributed significantly to the board since joining it in 1999, and his experience has been a great asset,” added Mr. Leparulo.

About Novatel Wireless

Novatel Wireless, Inc. is a leading provider of wireless broadband access solutions. Novatel Wireless’ Merlin(TM) PC Cards, Expedite(TM) Embedded Modems, Freedom Box(TM) Ruggedized Modems, MobiLink(TM) Communications Software Suite, Ovation(TM) 3G Multimedia Application Consoles and Conversa(TM) Software Suite enable high-speed wireless access to personal, corporate and public information. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, Calif., Novatel Wireless is listed on NASDAQ:NVTL. For more information, visit www.novatelwireless.com. (NVTLG)

© 2006 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, Expedite EV620, Freedom Box, MobiLink, Ovation, and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements contained herein. These factors include risks relating to technological changes, new product introductions, continued acceptance of Novatel Wireless’ products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless’ filings with the United States Securities and Exchange Commission (available at www.sec.gov) and other regulatory agencies.

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